Exhibit 99.1

Advanced Marketing Services, Inc. Signs Amended $90 Million Secured Loan and Security Agreement With Wells Fargo Foothill

     SAN DIEGO--(BUSINESS WIRE)--May 16, 2005--Advanced Marketing Services, Inc. (Pink Sheets:MKTS), a leading provider of customized wholesaling and distribution services to book retailers and publishers, announced today an amendment to its existing loan and security agreement with Wells Fargo Foothill, part of Wells Fargo & Company (NYSE:WFC). The amendment increases the Company's maximum borrowings from $60 million to $90 million, effective upon the completion of an appraisal of the Company's inventory. Under the existing loan and security agreement, the Company's average daily borrowings were approximately $40 million for the ninety days through May 13, 2005.
     "We are very pleased with our continuing relationship with Wells Fargo Foothill," commented Curtis Smith, AMS Executive Vice President and Chief Financial Officer. "Considering that our average daily borrowings historically peak in the ninety-day period we just completed, we believe this amended loan and security agreement provides ample liquidity for our current operations for the foreseeable future."
     Wells Fargo Foothill Western Regional Credit Manager Kurt Marsden said, "We're glad we were able to provide Advanced Marketing Services with this increase and to continue to provide flexible solutions to the company's needs."
     A summary of the terms of the amended loan and security agreement is included in a Form 8-K that will be filed with the Securities and Exchange Commission.

     ABOUT WELLS FARGO FOOTHILL

     Wells Fargo Foothill is a leading provider of senior secured financing to middle-market companies across the United States and Canada. It is part of Wells Fargo & Company, a diversified financial services company with $436 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,000 stores and the Internet (www.wellsfargo.com). Wells Fargo Bank, N.A. is the only bank in the United States to receive the highest possible credit rating, "Aaa," from Moody's Investors Service. For more information, visit Wells Fargo Foothill on the Internet at www.wffoothill.com.

     ABOUT ADVANCED MARKETING SERVICES

     Headquartered in San Diego, California, Advanced Marketing Services, Inc.
(AMS) is a leading provider of customized wholesaling, distribution and publishing services to the book industry. The Company has operations in the U.S., Mexico, the United Kingdom and Australia and employs approximately 1,400 people worldwide. AMS provides a full range of value-added services that provide its retail customers with book buying advice and expert supply chain management, including advertising and promotional support, to ensure the success of their book programs. The Company's proprietary Vendor Managed Inventory (VMI) software is a unique tool that allows its book specialists to manage efficiently and effectively the book distribution supply chain for the benefit of its membership warehouse club customers. Publishers Group Worldwide (PGW), an alliance of the global book distribution operations of AMS, provides independent publishers with exclusive full service English language sales and distribution services.
     Recent press releases on Advanced Marketing Services, Inc. are available on both the Company's Website, www.advmkt.com, and on Business Wire, www.businesswire.com.

     Forward-looking statements in this news release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this public announcement include the Company's belief that the amended loan and security agreement will provide ample liquidity for the Company's current operations for the foreseeable future. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements including factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.


     CONTACT: Advanced Marketing Services, Inc.
              Bruce C. Myers, 858-450-3518
              President and Chief Executive Officer
              bruce.myers@advmkt.com
              or
              Curtis R. Smith, 858-450-3519
              Executive Vice President and Chief Financial Officer curt.smith@advmkt.com